EXHIBIT (a)(8)

AMENDMENT NO. 7 TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF AMERICAN CENTURY INTERNATIONAL BOND FUNDS

THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 30th day of April, 2014, by the undersigned Trustees.

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century International Bond Funds (the "Trust") to establish a new series of shares designated Emerging Markets Debt Fund, and

WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust to reflect the establishment of the new series of shares.

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to establish the new series of the Trust by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century International Bond Funds

/s/ Tanya S. Beder	/s/ Jeremy I. Bulow
Tanya S. Beder	Jeremy I. Bulow

/s/ Ronald J. Gilson	/s/ Frederick L.A. Grauer
Ronald J. Gilson	Frederick L.A. Grauer

/s/ Peter F. Pervere	/s/ Myron S. Scholes
Peter F. Pervere	Myron S. Scholes

/s/ John B. Shoven	/s/ Jonathan S. Thomas
John B. Shoven	Jonathan S. Thomas

SCHEDULE A

American Century International Bond Funds

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series	Class	Date of Establishment

International Bond Fund	Investor Class	08/28/1991
	Institutional Class	06/24/2004
	A Class	08/01/1997
	C Class	09/27/2007
	R Class	09/27/2007
	R6 Class	06/28/2013

Global Bond Fund	Investor Class	09/28/2011
	Institutional Class	09/28/2011
	A Class	09/28/2011
	C Class	09/28/2011
	R Class	09/28/2011
	R6 Class	06/28/2013

Global Currency Alpha Fund	Investor Class	04/05/2012
	Institutional Class	04/05/2012
	A Class	04/05/2012
	C Class	04/05/2012
	R Class	04/05/2012

Emerging Markets Debt Fund	Investor Class	03/11/2014
	Institutional Class	03/11/2014
	A Class	03/11/2014
	C Class	03/11/2014
	R Class	03/11/2014
	R6 Class	03/11/2014

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

A-1

MA SOC Filing Number: 201483429900 Date: 5/5/2014 12:01:00 PM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

May 05, 2014 12:01 PM

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth